UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 18, 2018

PCM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

1940 E. Mariposa Ave.

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2018, the Board of Directors and Compensation Committee of PCM, Inc. (the “Company”) adopted and approved the Company’s 2018 Executive Incentive Plan (“2018 EIP”), effective for the 2018 fiscal year. The 2018 EIP is similar to the prior year’s incentive plan, with certain changes that are designed to use the Company’s adjusted earnings per share (“Adjusted EPS”) rather than adjusted EBITDA as the quantitative target component for determining the attainment of the plan’s performance objectives. The Committee also modified the mimimum quantitative performance threshold for awards under plan and the threshold for achieving the maximum cash incentive. A summary of the 2018 Executive Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Summary of 2018 Executive Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCM, INC.
(Registrant)

Date: May 24, 2018	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer